SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PRACTICEWORKS

                    GAMCO INVESTORS, INC.
                                 8/12/03           37,700            21.3200
                                 8/12/03           18,377            21.2998
                                 8/12/03           51,000            21.3000
                                 8/11/03            7,200            21.3486
                                 8/11/03           27,300            21.3406
                                 8/08/03            1,600            21.2800
                                 8/07/03              200            21.2800
                                 8/05/03            5,079            21.2700
                                 8/05/03            5,036            21.2800
                                 8/04/03           14,403            21.2700
                                 8/04/03            5,964            21.2703
                     GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 8/12/03           16,500            21.3300


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.